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                                                                       Exhibit 5

               INDIVIDUAL DEFERRED VARIABLE ANNUITY APPLICATION
                 To Massachusetts Mutual Life Insurance Company
                     Springfield, Massachusetts 01111-0001

Please print or type
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1.  Annuitant Name
                       .........................................................
                             (First Name - Middle I - Last Name)
    Mailing Address
                       .........................................................

                       .........................................................

Citizenship, if not USA
                       .........................................................

Date of Birth               Sex [_]M [_]F
             ----------
             mo day yr

Tele. No. (   )             (   )
          ----------------- --------------------
                 day                eve
SS# or Tax ID#
              ----------------------------------

Visa [_] Permanent [_] Temporary

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2.  Owner if other than Annuitant (Joint Ownership not allowed)

    Name
                       .........................................................

    Mailing Address
                       .........................................................

Date of Birth
             ----------
             mo day yr

Tele. No. (   )             (   )
          ----------------- --------------------
                 day                eve
SS# or Tax ID#
              ----------------------------------
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3.  Beneficiary (Give name and relationship to Annuitant)

    Primary    .................................................................

    Secondary  .................................................................

        Select    [_] and any lawful children of the Annuitant
         only     [_] and any children born of the marriage of the Annuitant and
         one          said spouse
                  [_] and any children born of the marriage of or legally
                      adopted by the Annuitant and said spouse
                  [_] issue per stirpes of Secondary Beneficiary
    Payment to the primary and secondary beneficiaries shall be made monthly under Option D, Interest Payments, with unlimited right of withdrawal and right to elect any payment option unless otherwise requested or unless not available. In the event Option D is not available, payment will be made in one sum. One sum will apply to Individual Retirement Annuities, Tax-Sheltered Annuities, and Qualified plans.
    Special requests:
                  (i)  [_] One sum for        [_] All beneficiaries  [_] Primary
                                                           [_] Secondary
                  (ii) [_] Deferral Clause of [_] 30 days  [_] ___ days for /
                                              [_] All beneficiaries
                                              [_] Primary Beneficiary Only
    If two or more persons are the beneficiaries in any class, payment shall be made to them equally or to the survivor(s) unless otherwise requested. If there is no beneficiary entitled to payment when the Annuitant dies and the Annuitant is the Owner at that time, payment shall be made to the estate of the Annuitant. But if the Annuitant is not the Owner, payment shall be made to the Owner. In both cases, payment will be made in one sum.
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4.  Purchaser if other than Annuitant [_] Owner [_] Employer [_] Other
     If "Employer" or "Other," give name and address below

     Name:
          ----------------------------------------------------------------------

     Address:
             -------------------------------------------------------------------
               (street)              (city)            (state)       (zip)

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5.  Market        [_] (Primary) Individual Retirement Annuity (IRA)
                  [_] (Spousal) Individual Retirement Annuity (IRA)
                  [_] Non-Qualified
                  [_] Simplified Employee Pension Plan (SEP)
                  [_] Tax-Sheltered Annuity (TSA)

       If TSA, check one selection from each of (a), (b), and (c):
              (a) [_] 501(c)(3) organization
                  [_] Public Educational Institution
              (b) [_] ERISA
                  [_] Non-ERISA
              (c) purchase payments will be:
                  [_] Salary Reduction (Employee)
                  [_] Other Contributions (Employer)
                  [_] Both

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6.  Contract Type [_] Flexible Purchase Payment (FPVA)
                  [_] Single Purchase Payment (SPVA)
                      ($25,000 minimum)
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7. a) Maturity Date: Contract Anniversary nearest age
                                                      --------
            or date
                    ------------------------------------------
   b) Contract Date
                    ------------------------------------------
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8.  Purchase Payment Allocation (Whole %; Must total 100%)

___% MML Managed Bond                    ___% Oppenheimer Capital Appreciation
___% MML Blend                           ___% Oppenheimer Global Securities
___% MML Equity                          ___% Oppenheimer Strategic Bond
___% MML Money Market                    ___% .................................
___% Guar. Principal Acct.               ___% .................................

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
9. Estimated First Purchase Payment $___________________________________ 11. Frequency
                                                                              [_] Annual    [_] Semi-annual  [_] Quarterly
      If regular IRA or SEP apply to [_] current year  [_] prior year         [_] Monthly (TM or Invoice only)
                                                                              [_] Single Premium
10. Billing Type [_] Regular [_] Triple M

                              [_] Invoice (No. ________________________) 12. Amount to be billed $ _________________________________

      TSA Installments (omit the months of ____________________________) 13. Suppress billing   [_] Yes   [_] N0

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14. [_] Mailings to Owner unless otherwise requested here                [_] Other notices (e.g. confirmation notices,
    [_] Premium Notices                                                      quarterly statement, etc.)

    Name                                                                 Name
        ---------------------------------------------------------------      -------------------------------------------------------

    Address                                                              Address
           ------------------------------------------------------------         ----------------------------------------------------
                  (street)              (city)        (state)    (zip)              (street)          (city)       (state)    (zip)

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15. Telephone Authorization elected   [_] Yes  [_] No
16. Will this annuity contract replace any other annuity or life insurance?  [_] Yes  [_] No
    (If "yes," give company name, amount of life insurance, policy number, and plan in 19)
17. Is the contract applied for intended to qualify for a 1035 exchange?     [_] Yes  [_] No
    (If "yes," please attach assignment form, contract being exchanged, and blank surrender form.)
18. Rider(s)  [_] Disability Benefit (Complete appropriate Waiver Supplement)
19. Remarks
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Agreement and Signature
The person(s) signing below agree that:

The Application - This is an application for an annuity. The application also includes any amendments or supplements to it. To the best of the knowledge and belief of the person(s) signing below, all statements in this application are complete and true and were correctly recorded.

Agent Authority - No agent can change the terms of this application or any contract issued by the Company. No agent can waive any of the Company's rights or requirements, or extend the time for any payment to the Company.

Telephone Authorization - If this option is elected, telephone transactions may be made to the extent available and as permitted by the Company. The Company will follow reasonable procedures to confirm that instructions received by telephone are genuine. These measures include, among others, requiring forms of personal identification prior to acting on telephone instructions, providing written confirmation of such transactions, and/or recording telephone requests. If the Company fails to take such precautions, it may be liable for losses resulting from fraudulent requests.

Changes and Corrections - Any change or correction of the application will be shown on an Amendment of Application attached to the contract. Acceptance of any contract issued will be acceptance of any change or correction of the Application made by the Company. However, any correction or change of amounts, classification, age at issue, riders, or plan of annuity must be agreed to in writing.

Tax-Sheltered Annuity Distribution Notice - I understand that Purchase Payments made after 1988 though a Salary Reduction Agreement (Agreement) and post-1988 earnings on all purchase payments made through an Agreement may not be distributed until age 59 1/2, death, disability, or separation from service. Post-1988 purchase payments made through an Agreement may be distributed in case of financial hardship. I further understand the investment alternatives available under my employer's TSA Arrangement, to which I may elect to transfer my annuity contract value.

Taxpayer Identification - The Owner certifies, under penalties of perjury, that:
(i) the number referred to in 1 or 2 of this application is his/her correct Taxpayer Identification Number (or he/she is waiting for a number to be issued); and (ii) he/she is not subject to backup withholding either because he/she has not been notified by the Internal Revenue Service (IRS) that he/she is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him/her that he/she is no longer subject to backup withholding. If the IRS has notified said Owner that he/she is subject to backup withholding and he/she has not received notice from the IRS that backup withholding has terminated, he/she should strike out the language above in (ii) that he/she is not subject to backup withholding due to notified payee underreporting.

Owner Certifies - (1) Receipt of current prospectus for contract applied for;
(2) Knowledge that variable value of the contract may increase or decrease with experience of the Separate Account, without any minimum guarantee of value; (3) Knowledge that withdrawal of value from the contract before age 59 1/2 may result in tax penalty.


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               Purchaser                     Owner (if other than Purchaser)

Signed at                                                   on
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            city                 state                                 date

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             General Agent                          Signature of Agent